Exhibit 99

FOR IMMEDIATE RELEASE	Contact:	Diane McClintock
V.P. FP&A & Investor Relations
		email:	investorrelations@wattswater.com

WATTS WATER TECHNOLOGIES REPORTS RECORD FIRST QUARTER 2022 RESULTS

◾	Reported sales of $463 million increased 12%; organic sales increased 14%

◾	GAAP operating margin of 15.4%, up 100 bps; adjusted operating margin of 15.7%, up 120 bps

◾	GAAP EPS of $1.61 and adjusted EPS of $1.63; both up 31%

*Performance relative to comparable first quarter in 2021.

North Andover, Mass., May 3, 2022 -- Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the first quarter of 2022.

Chief Executive Officer Robert J. Pagano Jr. commented, “All three regions delivered double-digit organic sales growth and strong operating margin expansion in the quarter versus the prior year. Challenges from market demand and supply chain disruptions continued, and our sourcing and operations teams rose to these challenges to support our customers’ needs. I want to thank our employees around the world, who continue to navigate the challenging macro landscape. Their efforts resulted in another record quarter, with both consolidated sales and operating margin higher than anticipated. Given our strong start, we are increasing our full year 2022 outlook for adjusted operating margin expansion to 20 to 60 basis points from our previous outlook of zero to 40 basis points. We are maintaining organic sales growth of 3% to 8%, compared to last year, due to the uncertainty caused by the war in Ukraine.”

A summary of first quarter financial results is as follows:

	First Quarter Ended
	March 27,	March 28,
(In millions, except per share information)	2022	2021	% Change
Sales	$463.2	$413.3	12%

Net income	54.5	41.7	31%

Diluted net income per share	$1.61	$1.23	31%

Special items (1)	0.02	0.01

Adjusted earnings per share (1)	$1.63	$1.24	31%

(1)	Special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items please see the tables attached to this press release.

First Quarter Financial Highlights

First quarter 2022 performance relative to first quarter 2021

●	Sales of $463 million increased 12% on a reported basis and 14% organically due to double-digit organic growth in all regions. Sales from acquisitions totaled approximately $2 million and were more than offset by unfavorable foreign exchange movements, which reduced sales by $10 million.
●	Operating margin increased 100 basis points on a reported basis and 120 basis points on an adjusted basis, benefiting from price, volume, productivity and cost savings, which more than offset inflation, incremental investments and business normalization costs. GAAP operating margin was reduced by incremental restructuring charges year-over-year.

Regional Performance

Americas

o	Sales of $314 million increased 15% on a reported basis and 14% on an organic basis. Sales from acquisitions contributed growth of 1%. The majority of product lines grew by double-digits.
o	Operating margin increased 60 basis points on a GAAP basis and 70 basis points on an adjusted basis as benefits from price realization and productivity more than offset inflation, incremental growth investments and business normalization costs. GAAP operating margin in 2022 was negatively impacted by restructuring charges.

Europe

o	Sales of $130 million increased 6% on a reported basis and 14% on an organic basis, with growth in both Fluid Solutions and Drains platforms. Unfavorable foreign exchange movements totaled 8%.
o	Operating margin increased 30 basis points on a GAAP basis and 120 basis points on an adjusted basis benefiting from increased price, volume and productivity, partially offset by inflation and growth investments. GAAP operating margin in 2022 was negatively impacted by restructuring charges.

Asia-Pacific, Middle East and Africa (“APMEA”)

o	Sales of $19 million increased 10% on a reported basis and 13% on an organic basis, driven by growth in all major regions. Unfavorable foreign exchange movements totaled 3%.
o	Operating margin increased 250 basis points on a GAAP basis and 30 basis points on an adjusted basis. GAAP and adjusted margins both benefited from increased volume, price and productivity, which offset inflation and reduced affiliate volume. GAAP operating margin in 2022 was positively impacted by lower restructuring costs year-over-year.

Cash Flow and Capital Allocation

●	For the first quarter of 2022, operating cash flow was negative $2 million and net capital expenditures were $6 million, resulting in free cash flow of negative $8 million. In the comparable period last year, operating cash flow was $34 million and net capital expenditures were $2 million, resulting in free cash flow of $32 million. Operating cash flow and free cash flow decreased primarily due to a proactive decision to increase inventories in response to strong market demand and continued supply chain disruptions, in addition to increased payments related to restructuring and employee and customer incentives. We expect improvement in free cash flow throughout 2022 due to normal seasonality.

●	The Company repurchased approximately 293,000 shares of Class A common stock at a cost of $42.9 million during the first quarter.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss first quarter 2022 results on Wednesday, May 4, 2022, at 9:00 a.m. EDT. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.wattswater.com. Following the webcast, the call recording will be available at the same address until May 4, 2023.

The Company's 2022 Annual Meeting of Stockholders will be held at 9:00 a.m. EDT on Wednesday, May 11, 2022 at the Company’s executive offices located at 815 Chestnut Street, North Andover, Massachusetts.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’ expertise in a wide variety of water technologies enables us to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to expected full year 2022 results and improvements in free cashflow throughout 2022. These forward-looking statements reflect our current views about future events. You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. These potential risks and uncertainties include, but are not limited to: the effectiveness, the timing and the expected savings associated with our cost-cutting actions, restructuring and transformation programs and initiatives; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; inflation; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; the risks and uncertainties relating to the COVID-19 pandemic and the war in Ukraine; supply chain and logistical disruptions or other workforce disruptions that could negatively affect our supply chain, manufacturing, distribution, or other business processes; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 15 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC, as well as risk factors disclosed in our subsequent filings with the SEC. We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	First Quarter Ended
	March 27,	March 28,
	2022	2021
Net sales	$463.2	$413.3
Cost of goods sold	264.6	239.6
GROSS PROFIT	198.6	173.7
Selling, general and administrative expenses	126.1	113.8
Restructuring	1.0	0.3
OPERATING INCOME	71.5	59.6
Other (income) expense:
Interest income	(0.1)	—
Interest expense	1.4	2.0
Other expense (income), net	0.3	(0.3)
Total other expense	1.6	1.7
INCOME BEFORE INCOME TAXES	69.9	57.9
Provision for income taxes	15.4	16.2
NET INCOME	$54.5	$41.7

BASIC EPS
NET INCOME PER SHARE	$1.62	$1.23
Weighted average number of shares	33.7	33.8
DILUTED EPS
NET INCOME PER SHARE	$1.61	$1.23
Weighted average number of shares	33.8	33.9
Dividends declared per share	$0.26	$0.23

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	March 27,	December 31,
	2022	2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$226.8	$242.0
Trade accounts receivable, less reserve allowances of $11.8 million at March 27, 2022 and $10.3 million at December 31, 2021	261.7	220.9
Inventories, net:
Raw materials	148.1	119.4
Work in process	24.5	20.4
Finished goods	229.5	230.9
Total Inventories	402.1	370.7
Prepaid expenses and other current assets	29.3	27.9
Total Current Assets	919.9	861.5
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	603.2	608.8
Accumulated depreciation	(406.6)	(408.1)
Property, plant and equipment, net	196.6	200.7
OTHER ASSETS:
Goodwill	597.7	600.7
Intangible assets, net	123.8	128.6
Deferred income taxes	3.6	3.5
Other, net	61.7	60.6
TOTAL ASSETS	$1,903.3	$1,855.6

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$156.8	$143.4
Accrued expenses and other liabilities	184.5	186.9
Accrued compensation and benefits	63.5	78.2
Total Current Liabilities	404.8	408.5
LONG-TERM DEBT	202.0	141.9
DEFERRED INCOME TAXES	46.9	40.5
OTHER NONCURRENT LIABILITIES	87.1	91.5
STOCKHOLDERS' EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,437,126 shares at March 27, 2022 and 27,584,525 shares at December 31, 2021	2.7	2.8
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,024,290 at March 27, 2022 and December 31, 2021	0.6	0.6
Additional paid-in capital	636.5	631.2
Retained earnings	655.9	665.9
Accumulated other comprehensive loss	(133.2)	(127.3)
Total Stockholders' Equity	1,162.5	1,173.2
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,903.3	$1,855.6

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	March 27,	March 28,
	2022	2021
OPERATING ACTIVITIES
Net income	$54.5	$41.7
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	7.2	8.0
Amortization of intangibles	3.1	3.8
Loss on disposal and impairment of property, plant and equipment, and other	1.3	0.6
Stock-based compensation	3.3	2.9
Deferred income tax	5.8	4.3
Changes in operating assets and liabilities:
Accounts receivable	(43.2)	(44.0)
Inventories	(34.7)	(18.8)
Prepaid expenses and other assets	—	(4.6)
Accounts payable, accrued expenses and other liabilities	0.7	40.0
Net cash (used in) provided by operating activities	(2.0)	33.9
INVESTING ACTIVITIES
Additions to property, plant and equipment	(5.6)	(4.9)
Proceeds from the sale of property, plant and equipment	—	2.9
Net cash used in investing activities	(5.6)	(2.0)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	60.0	20.0
Payments of long-term debt	—	(20.0)
Payments for tax withholdings on vested stock awards	(12.6)	(9.2)
Payments for finance leases	(0.2)	(0.4)
Payments to repurchase common stock	(42.9)	(3.8)
Dividends	(9.0)	(7.8)
Net cash used in financing activities	(4.7)	(21.2)
Effect of exchange rate changes on cash and cash equivalents	(2.9)	(4.2)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(15.2)	6.5
Cash and cash equivalents at beginning of year	242.0	218.9
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$226.8	$225.4

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

	Net Sales
	First Quarter Ended
	March 27, 2022	March 28, 2021
Americas	$313.9	$272.8
Europe	129.9	122.9
APMEA	19.4	17.6
Total	$463.2	$413.3

	Operating Income
	First Quarter Ended
	March 27, 2022	March 28, 2021
Americas	$57.9	$48.5
Europe	21.1	19.5
APMEA	3.0	2.3
Corporate	(10.5)	(10.7)
Total	$71.5	$59.6

	Intersegment Sales
	First Quarter Ended
	March 27, 2022	March 28, 2021
Americas	$3.0	$2.5
Europe	7.1	7.6
APMEA	23.5	26.3
Total	$33.6	$36.4

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, cash conversion rate of free cash flow to net income and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred and benefits recognized in the periods presented that relate primarily to our global restructuring programs and the related income tax impacts on these items. Management then utilizes these adjusted financial measures to assess the run rate of the Company’s operations against those of comparable periods. Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP "AS REPORTED" TO "AS ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	First Quarter Ended
	March 27,	March 28,
	2022	2021

Net sales	$463.2	$413.3

Operating income - as reported	$71.5	$59.6
Operating margin %	15.4%	14.4%

Adjustments for special items:
Restructuring	$1.0	$0.3

Operating income - as adjusted	$72.5	$59.9
Adjusted operating margin %	15.7%	14.5%

Net income - as reported	$54.5	$41.7

Adjustments for special items - tax effected:
Restructuring	$0.7	$0.2

Net income - as adjusted	$55.2	$41.9

Diluted earnings per share - as reported	$1.61	$1.23
Adjustments for special items	0.02	0.01
Diluted earnings per share - as adjusted	$1.63	$1.24

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP "AS REPORTED" TO "AS ADJUSTED" NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	First Quarter Ended					First Quarter Ended
	March 27, 2022					March 28, 2021
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$313.9	129.9	19.4	—	463.2	$272.8	122.9	17.6	—	413.3

Operating income (loss) - as reported	$57.9	21.1	3.0	(10.5)	71.5	$48.5	19.5	2.3	(10.7)	59.6
Operating margin %	18.4%	16.2%	15.5%		15.4%	17.8%	15.9%	13.0%		14.4%

Adjustments for special items	$0.1	1.0	(0.1)	—	1.0	$—	—	0.3	—	0.3

Operating income (loss) - as adjusted	$58.0	22.1	2.9	(10.5)	72.5	$48.5	19.5	2.6	(10.7)	59.9
Adjusted operating margin %	18.5%	17.1%	14.8%		15.7%	17.8%	15.9%	14.5%		14.5%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	Americas	Europe	APMEA	Total

Reported net sales March 27, 2022	$313.9	$129.9	$19.4	$463.2
Reported net sales March 28, 2021	272.8	122.9	17.6	413.3
Dollar change	$41.1	$7.0	$1.8	$49.9
Net sales % increase	15.1%	5.7%	10.2%	12.1%
Decrease due to foreign exchange	—%	7.8%	2.3%	2.4%
Increase due to acquisition	(0.8)%	—%	—%	(0.5)%
Organic sales increase	14.3%	13.5%	12.5%	14.0%

TABLE 4

RECONCILIATION OF NET CASH (USED IN) PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	March 27,	March 28,
	2022	2021

Net cash (used in) provided by operations - as reported	$(2.0)	$33.9
Less: additions to property, plant, and equipment	(5.6)	(4.9)
Plus: proceeds from the sale of property, plant, and equipment	—	2.9
Free cash flow	$(7.6)	$31.9

Net income - as reported	$54.5	$41.7

Cash conversion rate of free cash flow to net income	(13.9)%	76.5%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	March 27,	December 31,
	2022	2021

Current portion of long-term debt	$—	$—
Plus: Long-term debt, net of current portion	202.0	141.9
Less: Cash and cash equivalents	(226.8)	(242.0)
Net debt	$(24.8)	$(100.1)

Net debt	$(24.8)	$(100.1)
Plus: Total stockholders' equity	1,162.5	1,173.2
Capitalization	$1,137.7	$1,073.1

Net debt to capitalization ratio	(2.2)%	(9.3)%

TABLE 6

2022 FULL YEAR OUTLOOK - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES AND OPERATING MARGIN TO ADJUSTED OPERATING MARGIN

(Unaudited)

Total Watts
Full Year
2022 Outlook
Approximately
Net Sales
Reported net sales growth	1.0% to 6.0%
Forecasted impact of acquisition / FX	2.0%
Organic sales growth	3.0% to 8.0%

Operating Margin
Operating margin range	14.3% to 14.7%
Forecasted restructuring / other costs	20 bps
Adjusted operating margin range	14.5% to 14.9%